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                                                                  EXHIBIT 99.13

                          PRIVILEGED AND CONFIDENTIAL

                                                               February 1, 1996

Board of Directors
First Interstate Bancorp
633 West Fifth Street
Los Angeles, California 90071

  Re: Amendment No. 3, dated February 1, 1996, to Registration Statement
     (File No. 33-64575) on Form S-4 of Wells Fargo & Company, including the Joint Proxy Statement/Prospectus of Wells Fargo & Company and First Interstate Bancorp

Gentlemen and Madame:

  Reference is made to our opinion letter dated January 23, 1996 with respect to the fairness to the holders of the outstanding shares of Common Stock, par value $2.00 per share (the "Shares"), of First Interstate Bancorp (the "Company") of the exchange ratio of two-thirds shares of Common Stock, par value $5.00 per share, of Wells Fargo & Company ("Wells Fargo") to be received for each Share pursuant to the merger contemplated by the Agreement and Plan of Merger dated as of January 23, 1996 by and between Wells Fargo and the Company.

  The foregoing opinion letter is for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

  In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "SUMMARY--Opinions of First Interstate Financial Advisors," "THE MERGER--Background of the Merger," "THE MERGER--Opinions of First Interstate Financial Advisors" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended. In giving such consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Goldman, Sachs & Co.
                                          ------------------------
                                          GOLDMAN, SACHS & CO.